Calculation of Filing Fee Tables
F-3
BAM Finance LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities of Brookfield Asset Management Ltd.	457(o)
		Equity	Class A Preference Shares of Brookfield Asset Management Ltd.	457(o)
		Equity	Class A Limited Voting Shares of Brookfield Asset Management Ltd.	457(o)
		Other	Subscription Receipts of Brookfield Asset Management Ltd.	457(o)
		Other	Warrants of Brookfield Asset Management Ltd.	457(o)
		Debt	Debt Securities of BAM Finance (Canada) Inc.	457(o)
		Debt	Guarantees of Debt Securities of BAM Finance (Canada) Inc.	457(o)
		Debt	Debt Securities of BAM Finance LLC	457(o)
		Debt	Guarantees of Debt Securities of BAM Finance LLC	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,500,000,000.00	0.0001381	$ 483,350.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,500,000,000.00		$ 483,350.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 483,350.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered under this registration statement on Form F-10 and Form F-3 (this "Registration Statement") such indeterminate number of (i) debt securities of Brookfield Asset Management Ltd. ("BAM"), BAM Finance (Canada) Inc. ("BFC") and BAM Finance LLC ("BFL"); (ii) guarantees by BAM of the debt securities issued by BFC and BFL; and (iii) Class A Preference Shares issuable by BAM ("BAM Preference Shares"), Class A Limited Voting Shares ("BAM Class A Shares") issuable by BAM or to be resold by selling securityholders, subscription receipts ("Subscription Receipts") issuable by BAM and warrants ("Warrants") issuable by BAM, in each case, in offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $3,500,000,000 (in U.S. dollars or the equivalent thereof in non-U.S. currencies). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the applicable registrant(s) and/or the selling securityholders in connection with the sale of such securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the BAM Class A Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the BAM Class A Shares as a result of stock splits, stock dividends, or similar transactions. The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee for the guarantees is payable. This Registration Statement is a joint registration statement on Form F-10 and Form F-3. Given that the SEC requires two separate submissions for the F-10 and the F-3, all of the fees due under the joint registration statement are being paid by the F-10 submission. Accordingly, no additional filing fees are payable in connection with the F-3 submission.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1, 2		F-10	333-293350	02/10/2026		$ 368,525.00
Fee Offset Sources	3	Brookfield Asset Management Ltd.	F-10	333-293350		02/10/2026						$ 368,525.00
Rule 457(p)
Fee Offset Claims	4, 5	Brookfield Asset Management Ltd.	F-10	333-287429	05/20/2025		$ 114,825.00	Unallocated (Universal) Shelf			$ 750,000,000.00
Fee Offset Sources	6	Brookfield Asset Management Ltd.	F-10	333-287429		05/20/2025						$ 114,825.00
Explanation of the basis for claimed offset:
[1]	This Registration Statement is a joint registration statement on Form F-10 and Form F-3. Given that the SEC requires two separate submissions for the F-10 and the F-3, all of the fees due under the joint registration statement are being paid by the F-10 submission. Accordingly, no additional filing fees are payable in connection with the F-3 submission.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[4]	BAM, together with BFC and BFL (together, the "Registrants") previously filed a registration statement on Form F-10 and Form F-3 (File Nos. 333-287429, 333-287429-01 and 333-287449), filed on May 20, 2025, as amended on August 5, 2025 and declared effective on August 7, 2025 (the "Previous Registration Statement"). The Registrants have terminated or completed any offerings that included unsold securities under the Previous Registration Statement.

Offset Note
[2]	This Registration Statement is a joint registration statement on Form F-10 and Form F-3. Given that the SEC requires two separate submissions for the F-10 and the F-3, all of the fees due under the joint registration statement are being paid by the F-10 submission. Accordingly, no additional filing fees are payable in connection with the F-3 submission.

[3]	See Note 2.

[5]	The Previous Registration Statement registered an indeterminate number of securities to be sold by BAM and had an aggregate initial offering price not to exceed $2,500,000,000. The Previous Registration Statement was not fully used, resulting in $750,000,000 as the unsold aggregate offering amount, representing 30% of the $382,750 of the registration fees on the Previous Registration Statement. Accordingly, 30% of the unused registration fees from the Previous Registration Statement are being carried forward to this Registration Statement, resulting in a fee offset of $114,825.

[6]	See Note 5.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A